EXHIBIT 32.2

CERTIFICATION FURNISHED PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and accompanies the Quarterly Report on Form 10-Q (the “Form 10-Q”) for the three months ended March 31, 2016 of Energy 11, L.P. (the “Partnership”).  I, David McKenney, the Chief Financial Officer of the Partnership, certify that, based on my knowledge:

(1)	The Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Partnership as of and for the periods covered in this report.

Date: May 13, 2016	By:	/s/ David McKenney
	Name:	David McKenney
	Title:	General Partner, Chief Financial Officer (Principal Financial and Accounting Officer)